Exhibit 1.1
                                  $500,000,000

                           AMERIPRISE FINANCIAL, INC.

                    7.518% JUNIOR SUBORDINATED NOTES DUE 2066

                             UNDERWRITING AGREEMENT

                                                                    May 23, 2006

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York  10019

J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

          Ameriprise Financial, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell $500,000,000 aggregate principal amount of its 7.518% Junior Subordinated Notes due 2066 (the "NOTES") to you (the "UNDERWRITERS"), for whom Lehman Brothers Inc. is acting as representative (the "REPRESENTATIVE"). The Notes will (i) have terms and provisions which are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined below) and (ii) are to be issued pursuant to the Company's junior subordinated indenture dated as of May 5, 2006, as amended and supplemented by a supplemental indenture to be dated as of the date of completion of this offering (the "INDENTURE") between the Company and U.S. Bank National Association, as Trustee (the "TRUSTEE"). This agreement (this "AGREEMENT") is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

          Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

          1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) An "automatic shelf registration statement" (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the "SECURITIES ACT")) on Form S-3 in respect of the Notes (File No. 333-133860) (the "INITIAL REGISTRATION STATEMENT") (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder; (ii) has been filed with the Commission thereunder not earlier than the date that is three years prior to the Closing Date (as defined in Section 4 hereof); and (iii) is effective under the Securities Act. Copies of such Initial Registration Statement and any amendment thereto (excluding exhibits to such Initial Registration Statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representative; and no other document with respect to such Initial

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Registration Statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement,

          "APPLICABLE TIME" means 3:45 p.m. (New York City time) on the date of this Agreement;

          "BASE PROSPECTUS" means the base prospectus to be used in connection with offerings of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock of Ameriprise on a continuous or delayed basis and filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Notes;

          "EFFECTIVE DATE" means the date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including any deemed amendment pursuant to Rule 430B);

          "ISSUER FREE WRITING PROSPECTUS" means each "free writing prospectus" (as such term is defined in Rule 405 under the Securities Act), but which does not include communications not deemed a prospectus pursuant to Rule 134 of the Securities Act and historical issuer information meeting the requirements of Rule 433(e)(2) of the Securities Act, prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including the final term sheet prepared pursuant to Section 5(a)(i) hereof and attached to this Agreement in Schedule II hereto (the "FINAL TERM SHEET");

          "PRELIMINARY PROSPECTUS" means any preliminary prospectus relating to the Securities, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representative for use by the Underwriters;

          "DISCLOSURE PACKAGE" means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto;

          "PROSPECTUS" means the final prospectus relating to the Securities, including the Base Prospectus and any final prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representative for use by the Underwriters; and

          "REGISTRATION STATEMENT" means, collectively, the various parts of the Initial Registration Statement, including all exhibits thereto, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

     Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under

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     the Securities Act as of the date of such Preliminary Prospectus or the
     Prospectus, as the case may be. Any reference to the "MOST RECENT PRELIMINARY PROSPECTUS" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

          (b) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceeding for that purpose has been initiated or threatened by the Commission; no notice of objection of the Commission to the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; and no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

          (c) The Registration Statement conformed in all material respects on the Effective Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus as of the date of its filing with the Commission conformed, and the Prospectus as of the date of its filing with the Commission and as of the Closing Date will conform, in all material respects, to the requirements of the Securities Act and the Rules and Regulations.

          (d) The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 13, or with respect to any Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act filed as an exhibit thereto.

          (e) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 13, or

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with respect to any Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act filed as an exhibit thereto.

          (f) The Prospectus and any amendment or supplement thereto did not, as of its date, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 13, or with respect to any Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act filed as an exhibit thereto.

          (g) The documents incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, with the requirements of the Securities Act, the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (and in the case of documents incorporated by reference into the most recent Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading.

          (h) The Company has been, since the initial filing of the Initial Registration Statement, and continues to be a "well-known seasoned issuer" and has not been, since the initial filing of the Initial Registration Statement, and is not an "ineligible issuer" (as such terms are defined in Rule 405 under the Securities Act).

          (i) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and Prospectus fairly present the financial condition, results of operations, changes in shareholders' equity and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and therein specified, and said financial statements have been prepared in accordance with generally accepted principles of accounting, applied on a consistent basis throughout the periods involved (except for changes in accounting principles or the application thereof with which Ernst & Young LLP or another independent registered public accounting firm shall have concurred). Ernst & Young LLP, who examined such financial statements, as set forth in its reports included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations. The unaudited consolidated financial statements of the Company, if any, included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and Prospectus and the related notes are true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and have been prepared in accordance with the instructions in the Rules and Regulations of the Commission.

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          (j) The Company and each of its Significant Subsidiaries (as defined in Exhibit A hereto) have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and in good standing as foreign organizations in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure so to qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, properties, business or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT")), and have the organizational power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

          (k) Since the date as of which information is given in the most recent Preliminary Prospectus, except as described in the most recent Preliminary Prospectus and the Prospectus, there has not been any material adverse change in, or adverse development which, individually or in the aggregate, has had or would have a Material Adverse Effect.

          (l) Neither (i) the execution or delivery hereof by the Company, (ii) the consummation of the transactions contemplated hereby, (iii) the execution and delivery of the Indenture and the Notes by the Company nor (iv) compliance by the Company with all of the provisions of this Agreement, the Indenture and the Notes, will conflict with or result in a breach or violation of, or constitute a default under, the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will any such action or the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries, except as in each case would not have a Material Adverse Effect. Except for permits, consents, approvals and similar authorizations required under the securities or "Blue Sky" laws of certain jurisdictions, and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

          (m) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (n) None of the Company or any of its Significant Subsidiaries (i) is in violation of its certificate of incorporation or bylaws or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is

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bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a Material Adverse
Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

          (o) The Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms to the description thereof in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

          (p) The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, free of any preemptive or similar rights to subscribe to or purchase the same arising by operation of law or under the charter or by-laws of the Company or otherwise, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, and the Notes conform, or will conform, to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company. The capitalization of the Company as of the date of the most recent balance sheet included or incorporated by reference in the most recent Preliminary Prospectus is as set forth in the most recent Preliminary Prospectus and the Prospectus. The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Notes to be sold by the Company hereunder has been validly and sufficiently taken.

          (q) There is no litigation or legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that could, individually or in the aggregate, result in a Material Adverse Effect or which is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.

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          (r) Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

          (s) The Company is not, nor after giving effect to the offering of the Notes and the application of the proceeds therefrom as described under "Use of Proceeds" in each of the most recent Preliminary Prospectus and the Prospectus will be, an "investment company" or subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 ACT").

          (t) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

          (u) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in (x) providing reasonable assurance that material information required to be disclosed by the Company in the reports that the Company is required to file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required, and (y) providing reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under Exchange Act is accumulated and communicated to management, including the Company's principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

          (w) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate national and local U.S. federal and state regulatory authorities necessary to conduct its businesses, except to the extent that the failure to possess any such licenses, permits or other authorizations will not have a Material Adverse Effect on the current or future financial position or results of operations of the Company, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the current or future financial position or results of operations of the Company, except as set forth in or as contemplated by the Preliminary Prospectus or the Prospectus.

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          2. PURCHASE OF THE NOTES BY THE UNDERWRITERS. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 99% of the principal amount thereof, plus accrued interest, if any, from May 26, 2006, the principal amount of the Notes set forth opposite such Underwriter's name in Schedule I hereto, provided, however, that the total principal amount of Notes to be purchased by all Underwriters shall be the total principal amount of Notes set forth in Schedule I. The Company shall not be obligated to deliver any of the Notes, except upon payment for all the Notes to be purchased on the Closing Date as provided herein. Upon authorization by the Representative of the release of the Notes, the Underwriters propose to offer the Notes to the public as set forth in the Prospectus.

          3. DELIVERY OF AND PAYMENT FOR NOTES. Delivery of the Notes will be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 10:00 A.M., New York City time, on May 26, 2006 or on such later date not more than three Business Days after the foregoing date as will be determined by you and the Company (the "CLOSING DATE").

          Delivery of the Notes will be made to you by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes will be made through the facilities of The Depository Trust Company unless you will otherwise instruct. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

          4. COVENANTS OF THE COMPANY. The Company covenants and agrees with each Underwriter that:

          (a) The Company will file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b). The Company will notify the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the request of the Representative, any amendments or supplements to the Registration Statement or the Prospectus which, in the opinion of the Representative, may be necessary or advisable in connection with the distribution of the Notes; and the Company will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by you after reasonable notice thereof (such consent not to be unreasonably withheld or delayed). The Company will advise you, promptly when any amendment to the Registration Statement has been filed or becomes (or is deemed to have become) effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company will prepare one or more final term sheets, containing solely a description of the Notes, substantially in the form of Schedule I hereto and approved by the Representative and file such term sheet or term sheets pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule. The Company will advise you promptly of the issuance

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by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, of the institution of any proceedings for any such purpose, or of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations; and the Company will use its best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

          (b) The Company will furnish to each of you and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as you may from time to time reasonably request.

          (c) During the period in which the Prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and by the Prospectus. If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify you and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representative may from time to time reasonably request.

          (d) As soon as practicable, the Company will make generally available to its security holders and the Underwriters an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

          (e) Whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Underwriters is consummated, the Company will pay or cause to be paid (A) all fees and expenses (including, without limitation, all registration and filing fees and fees and expenses of the Company's accountants but excluding fees and expenses of counsel for the Underwriters) incurred in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and

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exhibits thereto), each Preliminary Prospectus, the Prospectus, any Issuer Free
Writing Prospectus, the Statement of Eligibility and Qualification of the Trustee on Form T-1 filed with the Commission (the "FORM T-1") and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing, (B) all fees and expenses incurred in connection with the preparation and delivery to the Underwriters of the Notes (including the cost of printing the Notes), (C) the cost of printing, producing, copying and delivering this Agreement, the Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes (but not, however, legal fees and expenses of counsel to the Underwriters incurred in connection with any of the foregoing), (D) all filing fees and other expenses incurred in connection with the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 4(j) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters), (E) any fees required to be paid to rating agencies incurred in connection with the rating of the Notes, (F) the fees, costs and charges of the Trustee and any agent of the Trustee, including the fees and disbursements of counsel for the Trustee, (G) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Notes, and (H) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section 4(e), Section 8 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses incurred in connection with any offers they may make. If the sale of the Notes provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 10 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters' obligations hereunder is not fulfilled or if the Underwriters will decline to purchase the Notes for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 10 or if the Underwriters terminate this Agreement under Section 10(a) of this Agreement), the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

          (f) Until termination of the offering of the Notes, the Company will timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

          (g) The Company will apply the net proceeds from the sale of the Notes as set forth in the Prospectus.

          (h) The Company will pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

          (i) If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representative and to file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representative promptly after reasonable notice thereof.

          (j) The Company will cooperate with the Underwriters and with their counsel in connection with the qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; PROVIDED, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (k) The Company will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

          (l) The Company agrees to comply with all the terms and conditions of all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

          (m) For the period beginning the date of this Agreement through the Closing Date, the Company will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any securities substantially similar to the Notes.

          5. FREE WRITING PROSPECTUSES.

          (a) The Company represents and warrants to, and agrees with, the Underwriters that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (other than the Final Term Sheet) without the prior consent of the Representative; any Issuer Free Writing Prospectus the use of which has been consented to by the Representative is listed on Schedule II hereto. The Company will comply with the requirements of Rule 433 of the Rules and Regulations with respect to any such Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Notes are delivered pursuant to Section 4 hereof, include any information that conflicts with the information contained in the Registration Statement, the Disclosure Package and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the Disclosure Package and the Prospectus, did not, as of the Applicable Time, does not and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus or Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 13.

          (b) Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Notes that would constitute a "free writing prospectus" (as such term is defined in Rule 405 under the Securities Act) required to be filed with the Commission, without the prior consent of the Company and the Representative.

          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

          6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made, and no such filings will have been made without the consent of the Representative; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

          (b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in your opinion, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity, issuance and sale of the Notes, the Registration Statement, the Prospectus and the Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d) On the Closing Date, you shall have received the opinion (addressed to the Underwriters) of Wachtell, Lipton, Rosen & Katz, counsel for the Company, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

          (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

          (ii) The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus;

          (iii) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the Trust Indenture Act and the rules and regulations thereunder;

          (iv) The Notes have been duly authorized and executed by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (v) Neither the execution or delivery of this Agreement nor consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the certificate of incorporation or by-laws of the Company, nor will the performance by the Company of its obligations hereunder violate Applicable Law (as defined below) or (to the knowledge of such counsel) decree (except that such counsel need not express an opinion as to federal or state securities or Blue Sky laws with respect to this subparagraph) of any court or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or their respective properties. Except for permits, consents, approvals and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required of the Company pursuant to Applicable Law for the valid authorization, issuance, sale and delivery of the Notes;

          (vi) The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company;

          (vii) To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or are pending before or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company;

          (viii) The Registration Statement as of the Effective Date, and the Prospectus as of its date and as of the Closing Date, and any further amendments or supplements thereto made by the Company as of their respective issue dates as of the Closing Date, complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations thereunder (the financial statements or notes thereto or other financial data contained therein or omitted therefrom);

          (ix) The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Notes, and under the caption "U.S. Federal Income Tax Considerations", insofar as they purport to describe the provisions of the laws referred to therein, are accurate and complete in all material respects; and

          (x) There are no legal proceedings pending or, to the knowledge of such counsel, threatened against the Company or any of its Subsidiaries to which such counsel has given substantive attention or in which such counsel has been engaged to represent the Company or any of its Subsidiaries that are required to be disclosed in the Prospectus and are not disclosed.

          Such opinion shall also contain a statement that such counsel had participated in the preparation of the Registration Statement and Prospectus (but did not participate in the preparation of any of the documents incorporated by reference therein) and in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Representative and counsel for the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel has not verified, are not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (including, in each case, any document filed under the Exchange Act and incorporated by reference therein), no facts have come to such counsel's attention that led them to believe that (i) as of the applicable Effective Date, the Registration Statement or any amendment thereto (other than the financial statements, the notes and schedules thereto and the other financial data contained therein or omitted therefrom, and the exhibits to the Registration Statement, including the Form T-1, the information provided by the Underwriters as specified in Section 13, as to which such counsel need express no belief), including in each case any document filed under the Exchange Act and incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of the Applicable Time, the Disclosure Package (other than the financial statements, the notes and schedules thereto and the other financial contained therein, or omitted therefrom, the information provided by the Underwriters as specified in Section 13, and the Road Show Presentation of the Company dated as of May 16, 2006, as to which such counsel need express no belief), including in each case any document filed under the Exchange Act and incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) as of its date and as of the Closing Date, the Prospectus or any supplement or amendment thereto (other than the financial statements, the notes and schedules thereto and the other financial data contained therein or omitted therefrom, and the information provided by the Underwriters as specified in Section 13, as to which such counsel need express no belief), including in each case any document filed under the Exchange Act and incorporated by reference therein, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely, without independent verification, as to matters of fact, to the extent they deem appropriate, on the representations of the Company contained herein and on certificates of responsible officers of the Company and public officials.

          Such opinion will be limited to the laws of the State of New York, the federal securities laws of the United States and the General Corporation Law of the State of Delaware (collectively, "APPLICABLE LAW"), and such counsel will express no opinion as to the effect on the matters covered by such opinion of the laws of any other jurisdiction. Such opinion may also state that such counsel acted as special counsel to the Company in connection with the offering of the Notes contemplated hereby and did not act, and has not acted, as the Company's regular outside counsel.

          (e) On the Closing Date, you shall have received the opinion (addressed to the Underwriters) of General Counsel of the Company, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

          (i) The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it makes such qualification necessary (except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, properties, business or prospects of the Company and its Subsidiaries taken as a whole);

          (ii) Each of the Company's Significant Subsidiaries has been duly incorporated or formed as a corporation or partnership, as applicable, and is validly existing as a corporation, a general partnership or a limited partnership under the laws of its jurisdiction of incorporation or formation (and each of the Significant Subsidiaries that is a corporation or a limited partnership is in good standing under the laws of its jurisdiction of incorporation or formation), with full corporate or partnership (as applicable) power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

          (iii) To the knowledge of such counsel, except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock, partnership interests (or such percentage of the partnership interest as is set forth in the respective partnership agreements) or other ownership interests of each Significant Subsidiary are owned directly or indirectly by the Company, free and clear of any perfected security interest;

          (iv) Neither the execution or delivery of this Agreement nor consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Significant Subsidiaries or any agreement, indenture or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein;

          (v) Neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company or any of its Subsidiaries;

          (vi) Each document incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus as filed under the Exchange Act complied as to form in all material respects when so filed with the applicable requirements of the Exchange Act and the Rules and Regulations (except that no opinion need be expressed as to the financial statements or notes thereto and other financial data contained therein); and

          (vii) The descriptions in the Registration Statement, the most recent Preliminary Prospectus and Prospectus of statutes, regulations, legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters are accurate in all material respects. To the knowledge of such counsel, there are no contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto which are not described or filed as required.

          (f) On the Closing Date, you shall have received a certificate, dated the Closing Date and addressed to you, signed by the Chairman of the Board or the President or any Senior Vice President and by the Chief Financial Officer of the Company to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceeding for that purpose has been initiated or, to the best of their knowledge, threatened, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company, and no order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; (iii) all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations have been made; (iv) the signers of such certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) since the Effective Date of the Initial Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus that has not been so filed; and (vi) no event contemplated by Section 6(g) hereof will have occurred.

          (g) Since the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and in the most recent Preliminary Prospectus (exclusive of any supplement thereto filed subsequent to the date hereof), neither the Company nor any of its Subsidiaries will have sustained any loss by fire, flood, accident or other calamity, or will have become a party to or the subject of any litigation, which is materially adverse to the Company and its Subsidiaries taken as a whole, nor will there have been a material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, regardless of whether arising in the ordinary course of business, which loss, litigation or change, in the judgement of the Representative, will render it impractical or inadvisable to proceed with the payment for and delivery of the Notes.

          (h) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP, a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this

Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Underwriters a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j) Prior to or on the Closing Date, you shall have been furnished by the Company such additional documents and certificates as you or counsel for the Underwriters may reasonably request.

          (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications any such debt securities.

          (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

          All opinions, certificates, letters and documents referred to in this
Section 6 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Underwriters. The Company will furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you will reasonably request. If any of the conditions specified in this Section 6 are not fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you. Any such cancellation will be without liability of the Underwriters to the Company. Notice of such cancellation will be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

          7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF UNDERWRITERS. Each Underwriter, severally and not jointly, agrees with the Company that:

          (a) In relation to each Member State of the European Economic Area (each, a "RELEVANT MEMBER STATE"), it has not made and will not make an offer of Notes to the public in that Relevant Member State that would require the publication or approval of a prospectus in relation to the Notes in that Relevant Member State, or where appropriate, another Relevant Member State; subject to such restriction, it may make an offer of the Notes to the public in that Relevant Member State at any time: (i) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or (iii) in any other circumstances that do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

               For purposes of this Section 7(a), the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          (b) It will comply with applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes, or has in its possession or distributes any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus.

          (c) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

          (d) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (other than in any Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act filed as an exhibit thereto), any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or any "road show" (as defined in Rule 433 of the Rules and Regulations) that does not otherwise constitute an Issuer Free Writing Prospectus, or (iii) the omission or alleged omission to state in the Registration Statement (other than in any Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act filed as an exhibit thereto), any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, any issuer information or any road show a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; PROVIDED, HOWEVER, that the Company will not be liable under this Section 8(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative, on behalf of the Underwriters, expressly for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus.

          (b) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company promptly after receipt of invoices from the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; PROVIDED, HOWEVER, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative, on behalf of such Underwriter, expressly for use therein.

          (c) Promptly after receipt by any indemnified party under Section 8(a) or 8(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have under this Section 8 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action will be brought against any indemnified party, and it will notify the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under Section 8(a) or 8(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Underwriters will have the right to employ a single counsel to represent all of the Underwriters (and to the extent necessary, a single local counsel in each jurisdiction in which proceedings have been brought) who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if (i) the employment thereof has been specifically authorized by the Company in writing,
(ii) the Underwriters will have been advised by counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Underwriters to employ separate counsel or
(iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Underwriters, in which event the fees and expenses of such separate counsel will be paid by the Company. No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) above, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or 8(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 8(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 8(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 8(d). Notwithstanding the provisions of this Section 8(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 8(c) above).

          (e) The obligations of the Company under this Section 8 will be in addition to any liability that the Company may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 8, to the respective officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 8 will be in addition to any liability that the respective Underwriters may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

          9. SUBSTITUTION OF UNDERWRITERS. If any Underwriter defaults in its obligation to purchase the principal amount of the Notes which it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the principal amount of the Notes set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes the defaulting Underwriter agreed to purchase set forth in
Schedule I hereto) the principal amount of the Notes which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Notes if the total principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Notes, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter pursuant to this Section 9.

          Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the non-defaulting Underwriters or the other underwriters satisfactory to you are obligated or agree to purchase the Notes of a defaulting Underwriter, the Representative may postpone the Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement, the Disclosure Package or the Prospectus which in the opinion of the Representative may thereby be made necessary.

          10. TERMINATION. Until the Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company if (a) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder; (b) any of the events described in Sections 6(k) and 6(l), shall have occurred; or (c) any other condition to the Underwriters' obligations hereunder is not fulfilled. Any termination of this Agreement pursuant to this Section 10 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(e) and 8 hereof.

          Any notice referred to above may be given at the address specified in
Section 12 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

          11. SURVIVAL OF CERTAIN PROVISIONS. The agreements contained in
Section 8 hereof and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof will survive the delivery of the Notes to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          12. NOTICES. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice will be in writing or by telegraph addressed to the Company at 55 Ameriprise Financial Center Minneapolis, MN 55474, Fax
(612)671-5108, Attention: General Counsel, and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing or by telegraph addressed to you in care of Lehman Brothers Inc., 745 Seventh Ave, New York, New York 10019, Attention: Debt Capital Markets, Financial Institutions Group (with a copy to the General Counsel at the same address).

          13. INFORMATION FURNISHED BY UNDERWRITERS. The Underwriters severally confirm that the information appearing in the list of names of, and principal amount of Notes to be purchased by, each of the Underwriters, the third paragraph and the statements set forth under the caption "Price Stabilization and Short Positions" under the caption "Underwriting" in the most recent Preliminary Prospectus and in the Prospectus constitute the only written information furnished to the Company by the Representative on behalf of the Underwriters, referred to in Sections 1(d), 1(e), 1(f), 8(a) and 8(b) hereof.

          14. RESEARCH ANALYST INDEPENDENCE. The Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters' investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

     14. NO FIDUCIARY DUTY. The Company acknowledges and agrees that in connection with the offering and the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the
Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

          15. PARTIES. This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement will also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8 hereof will be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          16. DEFINITION OF "BUSINESS DAY" AND "SUBSIDIARY." For purposes of this Agreement, (a) "Business Day" means any day on which the NYSE is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City, and (b) "Subsidiary" has the meaning set forth in Rule 405 under the Securities Act and includes both partnerships and corporations.

          17. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

          18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          19. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

          Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

                              Very truly yours,

                              AMERIPRISE FINANCIAL, INC.



                              By: /s/ Walter S. Berman
                                 -------------------------------
                                   Name:   Walter S. Berman
                                           -----------------------------------
                                   Title:  Senior Vice President and Treasurer
                                           -----------------------------------

Confirmed and accepted as of
the date first above mentioned

LEHMAN BROTHERS INC.

By:  /s/ Martin Goldberg
     ---------------------------------
      Name:  Martin Goldberg
             -------------------------
      Title: Senior Vice President
             -------------------------

J.P. MORGAN SECURITIES INC.

By:  /s/ Jose C. Padilla
     ---------------------------------
      Name:  Jose C. Padilla
             -------------------------
      Title: Vice President
             -------------------------

                                   SCHEDULE I

                    Underwriting Agreement dated May 23, 2006

                                            PRINCIPAL AMOUNT OF NOTES TO BE
UNDERWRITER                                            PURCHASED
-----------                                            ---------
Lehman Brothers Inc...................................$350,000,000
J.P. Morgan Securities Inc.............................150,000,000
                                                      ------------
Total.................................................$500,000,000
                                                      ============

                                   SCHEDULE II

                    TERM SHEET FOR AMERIPRISE FINANCIAL, INC.
                    7.518% JUNIOR SUBORDINATED NOTES DUE 2066
ISSUER:                                              Ameriprise Financial, Inc. (NYSE Symbol: AMP)
SECURITIES:                                          7.518% Junior Subordinated Notes due 2066
LEGAL FORMAT:                                        SEC Registered
AMOUNT:                                              $500,000,000
CUSIP:                                               03076C AC 0
RATINGS: (1)                                         Moody's Investors Service: Baa2
                                                     Standard & Poor's: BBB
                                                     Fitch: BBB+
                                                     A.M. Best: bbb
SETTLEMENT DATE:                                     May 26, 2006 (T+3)
MATURITY DATE:                                       June 1, 2066
FIXED RATE PERIOD:                                   7.518% coupon paid semi-annually in arrears until June 1, 2016, payable on June 1 and December 1, commencing December 1, 2006, subject to Company's right to defer
FLOATING RATE PERIOD:                                From June 1, 2016, at a floating rate of 3-month LIBOR
                                                     (Telerate Page 3750) plus a margin of 290.5 basis points,
                                                     payable quarterly in arrears on March 1, June 1, September 1 and December 1, subject to Company's right to defer
BENCHMARK TREASURY RATE:                             5.068% (UST 5.125% due May 15, 2016)
SPREAD TO BENCHMARK TREASURY:                        245 basis points (2.450%)
DAY COUNT CONVENTION:                                30/360 (fixed rate period), Actual/360 (floating rate period)
REDEMPTION AT PAR:                                   First call date of June 1, 2016 and thereafter
MAKE-WHOLE CALL FOR TAX EVENT:                       Discounted present value of Treasury plus 50 basis points
MAKE-WHOLE CALL FOR OTHER REASON:                    Discounted present value of Treasury plus 40 basis points
PUBLIC OFFERING PRICE:                               $1,000
NET PROCEEDS AFTER EXPENSES TO AMERIPRISE:           $494,000,000
SHARE CAP:                                           55,000,000 shares of common stock of Ameriprise Financial, Inc.
DENOMINATIONS:                                       $1,000
STRUCTURING ADVISOR:                                 Lehman Brothers Inc.
JOINT BOOKRUNNERS:                                   Lehman Brothers Inc. and J.P. Morgan Securities Inc.

ALLOCATION:                                               PRINCIPAL AMOUNT
                                                     -------------------------
LEHMAN BROTHERS INC.                                 $            350,000,000
J.P. MORGAN SECURITIES INC.                                       150,000,000
                                                     -------------------------
TOTAL                                                $            500,000,000

(1) An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

                               OTHER INFORMATION

          As adjusted to give effect to this offering, as of March 31, 2006 Ameriprise and its subsidiaries would have had $2,421 million in total short- and long-term debt (including non-recourse debt) and $9,762 million of total capitalization (including non-recourse debt) on a consolidated basis.

          On May 16, 2006, the Company filed a Current Report on Form 8-K pursuant to Item 8.01 of such Form, which is incorporated by reference into the Prospectus Supplement. On May 17, 2006, the Company amended such report.

          THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR(R)) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM LEHMAN BROTHERS INC. BY CALLING 888-603-5847 OR J.P. MORGAN SECURITIES INC. BY CALLING COLLECT 212-834-4533.

                     OTHER ISSUER FREE WRITING PROSPECTUSES

Road Show Presentation by the Company Related to the Offering of Junior Subordinated Notes due 2066 dated as of May 2006

                                    EXHIBIT A

                    Underwriting Agreement dated May 23, 2006

As used in the Underwriting Agreement, the "Significant Subsidiaries" of the Company are as follows and include any one or more subsidiaries of the Company that shall succeed to all or substantially all of the business of any of the following subsidiaries or succeed to the ownership of all or substantially all of the property and assets of any of the following subsidiaries:

American Enterprise Investment Services, Inc.

Ameriprise Certificate Company

Ameriprise Financial Services, Inc.

IDS Life Insurance Company

IDS Property Casualty Insurance Company

Threadneedle Asset Management Holdings Ltd.

RiverSource Investments, LLC